EXHIBIT 99.1
AMERICAN EXPRESS THIRD-QUARTER REVENUE INCREASED 11% TO RECORD $18.4 BILLION, AND EARNINGS PER SHARE ROSE 19% TO $4.14
CARD MEMBER SPEND GROWTH ACCELERATED TO 9%, OR 8% FX-ADJUSTED
COMPANY RAISES FY 2025 GUIDANCE TO REVENUE GROWTH OF 9% TO 10% AND EPS OF $15.20 TO $15.50
U.S. PLATINUM CARD REFRESH SEES STRONG EARLY DEMAND AND ENGAGEMENT
(Millions, except per share amounts, and where indicated)

	Quarters Ended September 30,		Percentage Inc/(Dec)	Nine Months Ended September 30,		Percentage Inc/(Dec)
	2025	2024		2025	2024
Billed Business (Billions) FX-adjusted[1]	$421.0	$387.3 $388.1	9% 8%	$1,224.7	$1,142.5 $1,142.7	7% 7%
Total Revenues Net of Interest Expense FX-adjusted[1]	$18,426	$16,636 $16,674	11% 11%	$53,249	$48,770 $48,734	9% 9%
Net Income	$2,902	$2,507	16%	$8,371	$7,959	5%
Diluted Earnings Per Common Share (EPS)[2]	$4.14	$3.49	19%	$11.85	$10.97	8%
Adjusted EPS Excluding Transaction Gain[3]				$11.85	$10.31	15%
Average Diluted Common Shares Outstanding	693	709	(2)%	698	716	(3)%
American Express Company (NYSE: AXP) today reported third-quarter net income of $2.9 billion, compared with net income of $2.5 billion a year ago. Earnings per share was $4.14, up 19 percent from $3.49 a year ago.

Stephen J. Squeri | Chairman and Chief Executive Officer
“We delivered a very strong quarter, with revenues growing 11 percent year-over-year to a record $18.4 billion, and EPS rising 19 percent to $4.14. Card Member spend growth accelerated to 8 percent on an FX-adjusted basis, and our credit metrics remained best-in-class.
“The successful launch of our updated U.S. Consumer and Business Platinum Cards reinforces our leadership in the premium space. The initial customer demand and engagement exceeded our expectations, with new U.S. Platinum account acquisitions doubling compared to pre-refresh levels.
“Given our strong performance year to date, we are raising our full-year guidance to revenue growth of 9 to 10 percent and EPS of $15.20 to $15.50. Looking ahead, we are confident in our growth prospects as we continue to execute our proven product refresh strategy and enhance our powerful Membership Model to deliver value for our Card Members, merchant partners, and shareholders.”

AMERICAN EXPRESS Q3 2025 RESULTS

Consolidated Financial Results	Business Highlights
Third-quarter consolidated total revenues net of interest expense were $18.4 billion, up 11 percent year-over-year. The increase was primarily driven by increased Card Member spending, higher net interest income supported by growth in revolving loan balances, and continued strong card fee growth.

Consolidated provisions for credit losses were $1.3 billion, compared with $1.4 billion a year ago. The decrease reflected a lower reserve build compared to prior year, partially offset by higher net write-offs. The third-quarter net write-off rate was 1.9 percent, flat year-over-year.[4]

Consolidated expenses were $13.3 billion, up 10 percent year-over-year. The increase was primarily driven by higher variable customer engagement costs due to increased Card Member spending and usage of travel- and lifestyle-related benefits, and higher operating expenses.

The consolidated effective tax rate was 24.1 percent, up from 21.8 percent a year ago, primarily reflecting the impact of tax law changes across jurisdictions.

•American Express unveiled its updated U.S. Consumer and Business Platinum Cards, with strong early demand and engagement.
•The company launched an all-in-one Amex Travel App and digital tools for U.S. Card Members to simplify and enhance the premium travel experience.
•American Express Cards are now accepted at an estimated 160 million merchant locations worldwide; Amex-accepting locations have increased by nearly 5x since 2017.[5]
•American Express and Toast announced a multi-year partnership to power more personalized hospitality experiences across the Resy, Tock, and Toast restaurant networks.
•The company introduced Amex Ads, a new digital advertising platform designed to help brands connect with American Express Card Members.
•American Express was ranked the #1 issuer and #1 in the Rewards - Annual Fee category in the J.D. Power 2025 U.S. Credit Card Satisfaction Study.[6]

# # #

This earnings release should be read in conjunction with the supplemental financial data for the third quarter 2025, which include information regarding our reportable operating segments, available on the American Express Investor Relations website at http://ir.americanexpress.com and in a Form 8-K furnished today with the Securities and Exchange Commission.

An investor conference call will be held at 8:30 a.m. (ET) today to discuss third-quarter 2025 results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available at the same website address following the call.

AMERICAN EXPRESS Q3 2025 RESULTS

1
As used in this release, FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for current period apply to the corresponding prior-year period against which such results are being compared). FX-adjusted revenues is a non-GAAP measure. The company believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the company’s performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

2
Diluted earnings per common share (EPS) was reduced by the impact of (i) earnings allocated to participating share awards of $20 million and $18 million for the three months ended September 30, 2025 and 2024, respectively, and $56 million and $59 million for the nine months ended September 30, 2025 and 2024, respectively, and (ii) dividends on preferred shares of $14 million and $15 million for the three months ended September 30, 2025 and 2024, respectively, and $43 million and $44 million for the nine months ended September 30, 2025 and 2024, respectively.

3
Adjusted diluted earnings per common share, a non-GAAP measure, excludes the $0.66 per share impact of the gain from the sale of Accertify, Inc. recognized in the second quarter of 2024. See Appendix I for a reconciliation to EPS on a GAAP basis. Management believes adjusted EPS is useful in evaluating the ongoing operating performance of the company.

4
Net write-off rates are based on principal losses only (i.e., excluding interest and/or fees) and represent consumer and small business Card Member loans and receivables (net write-off rates based on principal losses only are unavailable for corporate). We present a net write-off rate based on principal losses only to be consistent with industry convention. Net write-off rates including interest and fees are presented in the Statistical Tables for the third quarter of 2025 available on the above-mentioned American Express Investor Relations website, as our practice is to include uncollectible interest and/or fees as part of our total provision for credit losses.

5
As of June 2025, including an estimated 43 million merchants that accept American Express through payment facilitators and 34 million merchants that accept American Express through digital wallets in China. 2017-2025 growth does not include merchant locations through certain payment facilitators.

6
American Express received the highest score among credit card issuers in the J.D. Power 2025 U.S. Credit Card Satisfaction Study, which measures customer satisfaction with consumer’s primary credit card, excluding co-branded cards. The Platinum Card® by American Express received the highest score in the Bank Rewards Credit Card with an Annual Fee segment of the J.D. Power 2025 U.S. Credit Card Satisfaction Study, which profiles the experiences of customers from the largest credit card issuers. Visit jdpower.com/awards for more details.

As used in this release:
•Card Member spending (billed business) represents transaction volumes, including cash advances, on payment products issued by American Express.
•Operating expenses represent salaries and employee benefits, professional services, data processing and equipment, and other, net.
•Reserve releases and reserve builds represent the portion of the provisions for credit losses for the period related to increasing or decreasing reserves for credit losses as a result of, among other things, changes in volumes, macroeconomic outlook, portfolio composition, and credit quality of portfolios. Reserve releases represent the amount by which net write-offs exceed the provisions for credit losses. Reserve builds represent the amount by which the provisions for credit losses exceed net write-offs.
•Variable customer engagement costs represent the aggregate of Card Member rewards, business development, and Card Member services expenses.

# # #

Media Contacts:
Amanda Miller, Amanda.C.Miller@aexp.com, +1.408.219.0563
Deniz Yigin, Deniz.Yigin@aexp.com, +1.332.999.0836

Investors/Analysts Contacts:
Kartik Ramachandran, Kartik.Ramachandran@aexp.com, +1.212.640.5574
Amanda Blumstein, Amanda.Blumstein@aexp.com, +1.212.640.5574

AMERICAN EXPRESS Q3 2025 RESULTS

ABOUT AMERICAN EXPRESS
American Express (NYSE: AXP) is a global payments and premium lifestyle brand powered by technology. Our colleagues around the world back our customers with differentiated products, services and experiences that enrich lives and build business success.

Founded in 1850 and headquartered in New York, American Express’ brand is built on trust, security, and service, and a rich history of delivering innovation and Membership value for our customers. With over a hundred million merchant locations across our global network, we seek to provide the world’s best customer experience every day to a broad range of consumers, small and medium-sized businesses, and large corporations.

For more information about American Express, visit americanexpress.com, americanexpress.com/en-us/newsroom/, and ir.americanexpress.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address American Express Company’s current expectations regarding business and financial performance, including management’s guidance for 2025, among other matters, contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “continue” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, those that are set forth under the caption “Cautionary Note Regarding Forward-Looking Statements” in the company’s current report on Form 8-K filed with the Securities and Exchange Commission (SEC) on October 17, 2025 (the Form 8-K Cautionary Note), which are incorporated by reference into this release. Those factors include, but are not limited to, the following:

•the company’s ability to achieve its 2025 earnings per common share (EPS) guidance and grow EPS in the future, which will depend in part on revenue growth, credit performance, credit reserve and expense levels and the effective tax rate remaining consistent with current expectations and the company’s ability to continue investing at high levels in areas that can drive sustainable growth (including its brand, value propositions, coverage, marketing, technology and talent), controlling operating expenses, effectively managing risk and executing its share repurchase program, any of which could be impacted by, among other things, the factors identified in the subsequent paragraph and the Form 8-K Cautionary Note, as well as the following: macroeconomic and geopolitical conditions, including a slowdown in U.S. or global economic growth, changes to consumer and business confidence, higher rates of unemployment, global trade relations and the effects of announced or future tariffs, international tensions, hostilities and instability, changes in interest rates, inflation, supply chain issues, market volatility, energy costs, the duration of the U.S. government shutdown and fiscal and monetary policies; the impact of any future contingencies, including, but not limited to, legal costs and settlements, the imposition of fines or monetary penalties, increases in Card Member remediation, investment gains or losses, restructurings, impairments and changes in reserves; issues impacting brand perceptions and the company’s reputation; changes in the competitive environment; impacts related to acquisitions, cobrand and other partner agreements, portfolio sales, joint ventures and other investments; and the impact of regulation and litigation, which could affect the profitability of the company’s business activities, limit the company’s ability to pursue business opportunities, require changes to business practices or alter the company’s relationships with Card Members, partners and merchants; and

AMERICAN EXPRESS Q3 2025 RESULTS

•the company’s ability to achieve its 2025 revenue growth guidance and grow revenues net of interest expense in the future, which could be impacted by, among other things, the factors identified above and in the Form 8-K Cautionary Note, as well as the following: spending volumes and the spending environment not being consistent with expectations, including spending by U.S. consumer and small & mid-sized business Card Members, such as due to uncertain business and economic conditions; an inability to address competitive pressures, attract and retain customers, invest in and enhance the company’s Membership Model of premium products, differentiated services and partnerships, successfully refresh its card products (including U.S. Consumer and Business Platinum Cards), grow spending and lending with customers across age cohorts (including Millennial and Gen-Z customers) and commercial segments and implement strategies and business initiatives, including within the premium consumer space, commercial payments and the global network; the effects of regulatory initiatives, including pricing and network regulation; merchant coverage growing less than expected or the reduction of merchant acceptance or the perception of coverage; increased surcharging, steering, suppression or other differential acceptance practices with respect to the company’s products; merchant discount rates changing from the company’s expectations; and changes in foreign currency exchange rates.

A further description of these uncertainties and other risks can be found in American Express Company’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2025 and the company’s other reports filed with the SEC, including in the Form 8-K Cautionary Note.

American Express Company
Appendix I
Reconciliation of Adjusted EPS Excluding Transaction Gain

	Nine Months Ended September 30,		Percentage Inc/(Dec)
	2025	2024
GAAP Diluted EPS	$11.85	$10.97	8%
Accertify Gain on Sale (pretax)	—	0.73
Tax Impact of Accertify Gain on Sale	—	(0.07)
Accertify Gain on Sale (after tax)	—	$0.66
Adjusted Diluted EPS Excluding the Impact of Accertify Gain	$11.85	$10.31	15%